UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
43445 Business Park Drive, Suite 103
Temecula, California 92590
(Address of principal executive offices, including zip code)
(951) 699-6991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement and Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 3, 2009, the Compensation Committee of the board of directors of Outdoor Channel Holdings, Inc. (the “Company”) met to review and assess the attainment of the previously established objectives for Messrs. Werner, Hornish and Burke for the payment of cash bonuses in connection with the Company’s 2008 overall performance and the individual performance of such executives in 2008. After reviewing all relevant information, the Compensation Committee determined that the respective objectives for each executive had been met or exceeded in some instances, but not fully attained in others. In addition to the cash bonuses as determined by the attainment or non-attainment of such previously established objectives, the Compensation Committee awarded Mr. Hornish and Mr. Burke an additional bonus of $100,000 and $50,000, respectively, for their extraordinary efforts and positive results in 2008 relating to the Company’s accounting, tax and legal matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date: February 6, 2009

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